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INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in Registration Statement
No. 333-40363 of The Pep Boys - Manny, Moe & Jack on Form S-8 of our report dated April 29, 1998 appearing in the Annual Report on Form 11-K of The Pep Boys Savings Plan-Puerto Rico for the nine months in the period ended December 31, 1997.







DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
June 23, 1998